EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 7, 2008, included in the Annual Report on Form 10-K of International Shipholding Corporation for the year ended December 31, 2007, with respect to the consolidated financial statements and schedule of International Shipholding Corporation and the effectiveness of internal control over financial reporting of International Shipholding Corporation, incorporated by reference in this Form 10-K/A. We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67903) pertaining to the Stock Incentive Plan of International Shipholding Corporation of our reports dated March 7, 2008, with respect to the consolidated financial statements and schedule of International Shipholding Corporation and the effectiveness of internal control over financial reporting of International Shipholding Corporation included in the Annual Report on Form 10-K of International Shipholding Corporation for the year ended December 31, 2007.

                                                                        /s/ Ernst & Young LLP
New Orleans, Louisiana
June 25, 2008